UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): January 13, 2007


                                  WEB.COM, INC.
             (Exact name of registrant as specified in its charter)


         MINNESOTA                  000-17932                     41-1404301
(State or other jurisdiction      (Commission                 (I.R.S. Employer
     of incorporation)            File Number)               Identification No.)


            303 PEACHTREE CENTER AVENUE, SUITE 500, ATLANTA, GA 30303
                (Address of Principal Executive Offices/Zip Code)


                                 (404) 260-2477
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 8.01 OTHER EVENTS.

Web.com, Inc. (the "Company") has settled a lawsuit in which it expects to receive $6,000,000, of which it will net approximately $3,600,000.

On January 13, 2007 the Company entered into a memorandum of understanding ("MOU") with its insurance carrier settling the Company's claims against the insurance carrier under an insurance policy for indemnification relating to a case filed against the Company in 2000 and previously settled in 2005. The MOU is subject to the completion by the parties of a definitive written settlement agreement on or before January 23, 2007 and the filing of a stipulation of dismissal in court. After deducting the Company's legal fees in the case, the Company expects the net payment to the Company from the settlement to be approximately $3,600,000, which will be recorded as income from discontinued operations on the Company's financial statements. The remaining terms of the settlement agreement are required to be kept confidential.



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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                WEB.COM, INC.



Date:  January 18, 2007         By:   /S/ JONATHAN B. WILSON
                                      ------------------------------------------
                                      Jonathan B. Wilson
                                      Senior Vice President, Legal and Corporate
                                      Development


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